UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:        March 16, 2009

(Date of earliest event reported: March 10, 2009)

HAVERTY FURNITURE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 18, 2009, Haverty Furniture Companies, Inc. (“Havertys”) issued a press release regarding its unaudited results of operations for the quarter and year ended December 31, 2008. Subsequent to that release and as part of the completion of our annual audit we performed additional analysis related to our deferred tax assets and their valuation allowance. Based on this work, it was determined that adjustments were needed to the amounts for these items disclosed in our earnings release. The impact of recording the adjustments for 2008 was a reduction in the loss of $0.8 million or $0.04 per diluted share.

Our earnings release stated that for 2008 we had a net loss of $10.1 million, or $0.48 per diluted share for the fourth quarter and a net loss for the year of $12.9 million or $0.61 per diluted share. The earnings release noted that the loss included a non-cash charge to tax expense of $8.7 million to a valuation allowance. We also included a table which outlined the impact of that charge and indicated that on a non-GAAP basis, the net loss for the fourth quarter was $1.4 million or $0.07 per diluted share and for the year was $4.2 million or $0.20 per diluted share.

The amounts filed with our 10-K for 2008 are a net loss of $9.3 million or $0.44 per diluted share for the fourth quarter and a net loss for the year of $12.1 million or $0.57 per diluted share. The following GAAP to Non-GAAP information reflects the amounts reported in our Form 10-K.

Valuation Allowance and GAAP to Non-GAAP Reconciliation

The Company’s income tax expense for the quarter included a non-cash charge for a valuation allowance related to its deferred tax assets, in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Although this valuation allowance reduces the amount of the net deferred tax assets on the balance sheet, the Company will be able to utilize these assets to reduce tax expense in future profitable periods. We have excluded the effect of this valuation allowance from our calculation of the following: non-GAAP net (loss) income (in thousands), and non-GAAP net (loss) income per share. The establishment of this valuation allowance does not result in ongoing cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations. Accordingly, we believe that providing non-GAAP financial measures that exclude this valuation expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results.

	Quarter Ended December 31, 2008				Quarter Ended December 31, 2007
	GAAP		Non-GAAP		GAAP
(Loss) income before income taxes	$(2,174)	$(0.10)	$(2,174)	$(0.10)	$2,202	$0.10

Income taxes:
Current and deferred tax (benefit) expense	(1,047)	(0.05)	(1,047)	(0.05)	566	0.03
Valuation allowance	8,182	0.39
Total tax expense (benefit)	7,135	0.34	(1,047)	(0.05)	566	0.03

Net (loss) income	$(9,309)	$(0.44)	$(1,127)	$(0.05)	$1,636	$0.07

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	Year Ended December 31, 2008				Year Ended December 31, 2007
	GAAP		Non-GAAP		GAAP
(Loss) income before income taxes	$(6,532)	$(0.31)	$(6,532)	$(0.31)	$1,944	$0.10

Income taxes:
Current and deferred tax (benefit) expense	(2,613)	(0.13)	(2,613)	(0.13)	186	0.02
Valuation allowance	8,182	0.39
Total tax expense (benefit)	5,569	0.26	(2,613)	(0.13)	186	0.02

Net (loss) income	$(12,101)	$(0.57)	$(3,919)	$(0.18)	$1,758	$0.08

The information disclosed in this Item 2.02 Current Report on Form 8-K is not considered to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 and is not subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

March 16, 2009	By:	/s/ Jenny Hill Parker
Jenny Hill Parker Vice President, Secretary and Treasurer

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